Exhibit 10 (v)

Non-Employee Director Compensation
January 2011

Board Members:

Annual Retainer: $60,000

Annual Equity Award: $90,000*

*Target Value of restricted stock $150,000

Lead Director Fee: $15,000

Committee Chair Fees:

Audit    $15,000
Compensation $15,000
Governance $10,000
Nominating $10,000
Investment $10,000

Meeting Fees: $1,500**

**For meetings attended in excess of 24 in a year

Initial Equity Grant:

Number of stock options equal to $150,000 divided by closing price of Company's stock on the date of election to the Board